UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: March 16, 2006

MIDDLESEX WATER COMPANY
(Exact name of registrant as specified in its charter)

NEW JERSEY	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
(Address of principal executive offices, including zip code)

(732)-634-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01. Other Events

Announcement of Middlesex Water Company 2005 Earnings as set forth in the attached press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

s/Kenneth J. Quinn
Kenneth J. Quinn
Vice President, General Counsel,
Secretary and Treasurer

Dated: March 16, 2006

2

For More Information, Please call: Bernadette Sohler, Communications Director (732) 634-1500

MIDDLESEX WATER COMPANY REPORTS 2005 EARNINGS

ISELIN, NEW JERSEY, March 16, 2006 - Middlesex Water Company (NASDAQ: MSEX), a provider of water, wastewater and related services in New Jersey and Delaware, today reported earnings applicable to common stock of $8.2 million, or $0.72 per basic share, for the year ended December 31, 2005, compared with $8.2 million, or $0.74 per basic share, in 2004. On a fully diluted basis, earnings per share was $0.71 for 2005 compared to $0.73 per share in May 2004. Earnings per share decreased by $0.02, due to the full effect of the 700,000 common stock share offering in 2004 and shares issued under the Company’s Dividend Reinvestment Plan during 2005.

“The Company received needed rate relief of $4.8 million in annual revenues in 2005 of which $4.3 million was awarded in December. In addition, numerous capital projects were completed in 2005, including installation of a new raw water pipeline, installation of solar electric generation, continued investment in the integrity of our utility infrastructure and the creation of a regulated wastewater business in Delaware,” said Dennis W. Doll, President and Chief Executive Officer. “Furthermore, we devoted considerable effort in 2005 focusing on the fundamental aspects of our business and developing additional plans to contribute to long-term value,” added Doll.

2005 Operating Results

Consolidated operating revenues grew $3.6 million to $74.6 million, up 5.1% over the same period in 2004. Water sales improved by $3.6 million in the Middlesex system, of which $1.8 million was a result of base rate increases that were granted to Middlesex in May 2004 and December 2005, and $1.8 million was due to increased consumption due to favorable summer weather as compared to the prior year. Customer growth of 9.2% and higher base rates, in Delaware, provided $0.9 million and $1.0 million, respectively, of additional revenues. New unregulated wastewater contracts in Delaware added marginally to revenues.

Additional capital investment in utility infrastructure of $25.3 million, together with increased operating costs, contributed to the need for rate relief in regulated businesses. The Pinelands Water and Pinelands Wastewater Companies, subsidiaries in Burlington County, New Jersey, have petitioned the New Jersey Board of Public Utilities for base rate increases. A decision is expected during the second quarter of 2006. Tidewater Utilities, Inc., one of the Company’s Delaware subsidiaries, expects to file for rate relief in the second quarter of 2006. In 2005, operation and maintenance expenses increased $2.2 million or 5.4% as compared to the same period in 2004, mostly due to increased payroll and employee benefit costs, production, treatment, and power expenses.

Company Pays Quarterly Dividend

Middlesex Water paid a quarterly dividend of $0.17 per share on the Common Stock on March 1, 2006, to stockholders of record as of February 15, 2006. The Company has paid cash dividends in varying amounts continually since 1912. Middlesex Water has a Dividend Reinvestment Plan under which dividends and optional cash payments can be used to purchase additional shares of Common Stock.

About Middlesex Water Company

Middlesex Water Company, organized in 1897, is a water utility serving customers in central and southern New Jersey and in the State of Delaware. The Company and its New Jersey subsidiaries -- Pinelands Water Company and Pinelands Wastewater Company -- are subject to the regulations of the Board of Public Utilities of the State of New Jersey. Middlesex Water Company operates the water and wastewater utilities for the City of Perth Amboy through its subsidiary; Utility Service Affiliates (Perth Amboy) Inc. Middlesex Water also provides contract operations services and a service line maintenance program through its non-regulated subsidiary, Utility Service Affiliates, Inc. The Company’s regulated Delaware subsidiaries, Tidewater Utilities, Inc., together with Southern Shores Water Company and Tidewater Environmental Services Inc. (TESI), are subject to the regulations of the Public Service Commission in Delaware. TESI was established in 2004 to provide regulated wastewater utility services. White Marsh Environmental Systems, Inc. operates small water and wastewater systems under contract on a non-regulated basis in Delaware.

These companies are also subject to various Federal and State regulatory agencies concerning water, and wastewater effluent, quality standards.

For additional information regarding Middlesex Water Company, visit the Company’s web site at www.middlesexwater.com or call (732) 634-1500.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
Certain matters discussed in this press release are “forward-looking statements” regarding the Company’s results of operations and financial position. Such statements address future plans, objectives, expectations and events concerning various matters such as capital expenditures, earnings, litigation, growth potential, rates, regulatory matters, liquidity, capital resources and accounting matters. Actual results in each case could differ materially from those currently anticipated in such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MIDDLESEX WATER COMPANY
CONSOLIDATED STATEMENTS OF INCOME

	Years Ended December 31,
	2005	2004	2003

Operating Revenues	$74,613,305	$70,991,146	$64,111,214

Operating Expenses:
Operations	38,635,382	36,519,355	32,666,099
Maintenance	3,519,914	3,464,036	3,529,113
Depreciation	6,460,241	5,846,191	5,362,727
Other Taxes	8,779,325	8,228,354	7,815,918

Total Operating Expenses	57,394,862	54,057,936	49,373,857

Operating Income	17,218,443	16,933,210	14,737,357

Other Income (Expense):
Allowance for Funds Used During Construction	547,714	606,019	315,919
Other Income	219,572	221,950	131,499
Other Expense	(27,593)	(32,676)	(89,931)

Total Other Income, net	739,693	795,293	357,487

Income before Interest and Income Taxes	17,958,136	17,728,503	15,094,844

Interest Charges	6,244,671	5,468,576	5,227,030

Income before Income Taxes	11,713,465	12,259,927	9,867,814

Income Taxes	3,237,324	3,814,418	3,237,218

Net Income	8,476,141	8,445,509	6,630,596

Preferred Stock Dividend Requirements	251,286	254,786	254,786

Earnings Applicable to Common Stock	$8,224,855	$8,190,723	$6,375,810

Earnings per share of Common Stock:
Basic	$0.72	$0.74	$0.61
Diluted	$0.71	$0.73	$0.61

Average Number of
Common Shares Outstanding :
Basic	11,444,785	11,079,835	10,475,295
Diluted	11,783,925	11,422,975	10,818,435

Cash Dividends Paid per Common Share	$0.673	$0.663	$0.649